Exhibit 3.8


RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Brobeck, Phleger & Harrison LLP
550 South Hope Street
Suite 2100
Los Angeles, California  90071-2604
Attention:  John Francis Hilson, Esq.



                             SUBORDINATION AGREEMENT


NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

          This Subordination Agreement ("Agreement"), dated as of February 23,2001, is executed by Peninsula Gaming Company, LLC, a Delaware limited liability company ("Borrower"), and Firstar Bank of Minnesota, N.A. ("Junior Beneficiary"), in favor of Foothill Capital Corporation ("Senior Beneficiary") with reference to the following facts:

          A. Borrower is the owner of the real property described in Exhibit "A" attached hereto and incorporated herein by this reference, and is the sublessee of the real property described in Exhibit "B" attached hereto and incorporated herein by this reference (the "Property").

          B. Junior Beneficiary is the present owner and holder of that certain Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing Statement dated July 15, 1999 (as modified from time to time, the "Junior Mortgage"), executed by Borrower for the benefit of Junior Beneficiary, encumbering the Property and recorded July 29, 1999 as Instrument No. 12356-1999 in the Official Records of Dubuque County, Iowa. The Junior Mortgage secures (i) certain promissory notes of even date therewith (as modified from time to time, the "Junior Beneficiary's Notes") with respect to a loan ("Junior Beneficiary's Loan") in the principal amount of $140,000,000.00 from Junior Beneficiary to Borrower and (ii) that certain Indenture of even date therewith between Borrower, Junior Beneficiary, Peninsula Gaming Corp., a Delaware corporation, and certain Subsidiary Guarantors (as defined in the Indenture) (as modified from time to time, "Junior Beneficiary's Indenture") with respect to Junior Beneficiary's Loan. The Junior Mortgage, together with all other security documents now or hereafter executed by Borrower as security for Junior Beneficiary's Notes (each as modified from time to time), are collectively referred to herein as the "Junior Security Documents." Junior Beneficiary's Notes, Junior Beneficiary's Indenture, the Junior Security Documents, and any other documents heretofore or hereafter executed with or in favor of Junior Beneficiary with respect to Junior Beneficiary's Loan, are collectively referred to herein as the "Junior Loan Documents."

          C. Borrower has executed, or is about to execute, that certain Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement dated February 23, 2001 for the benefit of Senior Beneficiary (as modified from time to time, the "Senior Mortgage"), encumbering the Property and securing various obligations more particularly described therein, including without limitation Borrower's obligations to Senior Beneficiary under that certain Loan and Security Agreement of even date therewith (as modified from time to time, "Senior Beneficiary's Loan Agreement") with respect to a loan ("Senior Beneficiary's Loan") in the principal amount of $10,000,000.00. The Senior Mortgage, together with all other security documents now or hereafter executed by Borrower as security for Senior Beneficiary's Loan (each as modified from time to time), are collectively referred to herein as the "Senior Security Documents". Senior Beneficiary's Loan Agreement, the Senior Security Documents, and any other documents included within the definition of "Loan Documents" under Senior Beneficiary's Loan Agreement, are collectively referred to herein as the "Senior Loan Documents." Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth for them in Senior Beneficiary's Loan Agreement.

          D. Junior Beneficiary and Senior Beneficiary have executed, or are about to execute, that certain Intercreditor Agreement dated February 23, 2001 concerning their respective rights with respect to the priority of their respective security interests in and liens on the Property and other now owned and hereafter acquired assets of Borrower as described in the Junior Loan Documents and Senior Loan Documents. Pursuant to the terms and conditions of the Intercreditor Agreement, it is a condition precedent to the making of Senior Beneficiary's Loan that the Senior Mortgage shall be and remain a lien upon the Property prior to the lien of the Junior Mortgage.

          In   consideration   of  the   foregoing,   and  for  other   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Junior Beneficiary and Borrower hereby agree as hereinafter provided:

          1. Pursuant to the terms and conditions of the Intercreditor Agreement, the liens and charges in favor of Senior Beneficiary under the Senior Mortgage and the other Senior Security Documents, and any renewals and extensions, amendments and other modifications thereof, whether relating to real property, fixtures, personal property or any combination thereof, shall unconditionally be and remain at all times a lien or charge on the Property (and all other property, rights and assets of Borrower which are encumbered by both the Senior Security Documents and the Junior Security Documents) prior and superior to the lien and charge of the Junior Mortgage and the other Junior Security Documents.

          2. If there is a conflict between the terms and conditions of this Agreement and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control.



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

          3. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties. This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. This Agreement shall be governed by the laws of the State of Iowa.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

                                      "Junior Beneficiary"

                                      FIRSTAR BANK OF MINNESOTA, N.A.


                                      By:    /s/ Frank P. Leslie
                                         ----------------------------
                                      Name:
                                      Title:

                                      "Borrower"

                                      PENINSULA GAMING COMPANY, LLC,
                                      a Delaware limited liability
                                      company.


                                      By:    /s/ M. Brent Stevens
                                         -----------------------------
                                      Name:
                                      Title:




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


STATE OF ______________________)
                               )ss:
COUNTY OF _____________________)


     On this  ___________  day of  _________________,  A.D.,  2001  before me, a
Notary Public in and for the State of _________________________, personally appeared _____________________, to me personally known, who being by me duly sworn did say that the person is (a) (the) _____________________ of Peninsula Gaming Company, LLC, a Delaware limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the said limited liability company by authority of the limited liability company and the said _____________________ acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.



                                  ______________________________________________

                                  Notary Public in the State of ________________


STATE OF ______________________)
                               )ss:
COUNTY OF _____________________)

     On this  __________________  day of  ________________________,  A.D.,  2001
before me, a Notary Public in and for the State of _______________________, personally appeared ___________________________, to me personally known, who being by me duly sworn did say that the person is (a) (the) _______________________ of Peninsula Gaming Company, LLC, a Delaware limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the said limited liability company by authority of the limited liability company and the said ______________________ acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.


                                  ______________________________________________

                                  Notary Public in the State of ________________

                                   EXHIBIT "A"
                            (Description of Property)


                                    PARCEL A

     Lot 3 of Adams Company's 2nd Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

                                    PARCEL B

     Lots 7 and 8 of Ice Harbor Development, in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof. Together with:

     (a) A perpetual, non-exclusive fifteen (15) foot wide maintenance easement over and across Lot 6 in Ice Harbor Development for maintenance of Lots 7 and 8 in Ice Harbor Development.

     (b) A perpetual, non-exclusive easement for ingress and egress to and from Lots 7 and 8 in Ice Harbor Development over and across the "Ingress-Egress Easement" abutting the Southern terminus of Bell Street.

     (c) A perpetual, non-exclusive easement for ingress and egress to Lots 7 and 8 in Ice Harbor Development over and across Lots 6 and 10 in Ice Harbor Development, all as shown on the final plat of Ice Harbor Development, in the City of Dubuque, Iowa, filed as Instrument No. 6167-95 in the office of the Dubuque County Recorder.

                                    PARCEL C

     Lot 1 of Adams Company's 1st Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

                                    PARCEL D

     Lot 1 in Adams Company's 3rd Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.










                                   EXHIBIT "A"

                                    EXHIBIT B

                        The Leases and the Real Property
                         Subject to Leasehold Interests

     Lots 5 and 6 of Ice Harbor Development in the City of Dubuque, Iowa.













                                   Exhibit "B"
                                   Page 1 of 1